CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report on AllianceBernstein Institutional Funds, Inc. - AllianceBernstein Global Real Estate Investment Fund II dated December 21, 2007, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 333-37177 and 811-08403).


                                                 ERNST & YOUNG LLP


New York, New York
February 25, 2008